Exhibit 99.1

Press Release

GARRETT MOTION SELECTS ENHANCED PROPOSAL FROM CENTERBRIDGE

AND OAKTREE FOLLOWING ROBUST COMPETITIVE PROCESS

•	Company targets emergence from Chapter 11 by April 30, 2021

•	Proposal includes global settlement of Honeywell spin-off claims

•	Will enable Garrett to emerge as a stronger company, with significantly reduced funded debt

•	Transaction remains subject to bankruptcy court approval and satisfaction of customary closing conditions

January 11, 2021 — ROLLE, Switzerland — (BUSINESS WIRE) — Garrett Motion Inc. (“Garrett” or the “Company”) today announced it has selected an enhanced proposal from a consortium of stockholders led by Centerbridge Partners, L.P. (“Centerbridge”) and funds managed by Oaktree Capital Management, L.P. (“Oaktree”) (the “Plan Sponsors”) as the best plan to reorganize the Company, following a lengthy and active competitive process.

The Company’s decision comes after considering proposals from several parties, including bidders at the court-approved auction and the Plan Sponsors, and involved multiple bids from the court-approved “stalking horse”, KPS Capital Partners, LP, as well as another consortium of stockholders.

“We are very pleased with the results of the competitive process undertaken,” said Carlos Cardoso, Chairman of Garrett’s Board of Directors. “We would like to thank all of the participants, especially the two other bidders who made compelling improved proposals. Intense negotiations with the different parties over the last few weeks have enabled us to select the best plan for the company and its various stakeholders. We are excited about the improvements put forth by the Plan Sponsors and look forward to working with them to consummate the transaction.”

“This proposed transaction addresses Garrett’s pre-filing capital structure, and enables us to benefit from the strong support of Centerbridge and Oaktree, two leading financial sponsors with track records of helping companies create value, as we position the Company to successfully capitalize on the opportunities created by the ongoing transformation of the auto industry. It provides the right capital structure to ensure Garrett’s long-term viability and sets the foundation for the next phase of Garrett’s growth,” said Olivier Rabiller, President and Chief Executive Officer of Garrett. “We look forward to emerging from Chapter 11 stronger and better positioned to continue to provide exceptional service to our customers, be a reliable partner to our suppliers and other stakeholders, and create long-term opportunities for our dedicated employees.”

Centerbridge and Oaktree are leading investment management firms with the commitment and resources to help Garrett succeed. The institutions have significant automotive supplier investment experience, including with respect to Dana (Centerbridge), Delphi (Oaktree), Aludyne (Oaktree), TI Auto (Oaktree), and Dayco (Oaktree). Centerbridge and Oaktree follow an investment strategy based on long-term value creation with their portfolio companies, including by focusing on financial and operational sponsorship.

Centerbridge and Oaktree jointly said: “We look forward to working with Garrett Motion to meet the growing demand for its products and technology. It is well positioned for long-term success, given its market leading franchise, blue-chip customer base, and long history of R&D and reliability. This transaction will best position the Company and its talented team to invest in growth, support its innovation, and continue to deliver value to all of its stakeholders, including customers, suppliers and employees.”

The Proposed Transaction

Under the proposed transaction (the “Proposed Transaction”):

•	All creditors of the Company other than Honeywell International Inc. (“Honeywell”) are unimpaired and paid in full in cash. Honeywell has agreed to the resolution of its claims as described below.

•	Prepetition funded debt is reduced from approximately $1.9 billion on the date of the Chapter 11 filing to an estimated $1.1 billion at emergence.

•

Stockholders (other than the parties to the Plan Sponsor Agreement) will be offered the option of receiving cash for their shares at a price of $6.25 per share, representing an approximate 30% premium over the market price as of the close of trading Friday, January 8, 2021.

•

The Company will remain publicly listed. Stockholders who do not opt to receive cash will be entitled to retain their existing shares of common stock and receive the right to subscribe for a share of up to $200 million of Series A Preferred Stock on the same terms as the Plan Sponsors.

•

The Plan Sponsors and stockholders participating in the rights offering will subscribe for $1,250 million of Series A Preferred Stock, the proceeds of which will be used to repay existing funded debt, make a $375 million payment to Honeywell, fund cash payments to stockholders opting to receive cash for their shares and to pay transaction expenses.

•	All asbestos and tax indemnification obligations to Honeywell incurred in connection with the 2018 spin-off will be resolved.

•

In addition to receiving the $375 million cash payment at emergence, Honeywell will receive Series B Preferred Stock payable in installments of $35 million in 2022, and $100 million annually 2023-2030. The Company will have the option to prepay the Series B Preferred Stock in full at any time at a call price equivalent to $584 million as of the emergence date (representing the present value of the installments at a 7.25% discount rate). The Company will also have the option to make a partial payment of the Series B Preferred Stock, reducing the present value to $400 million, at any time within 18 months of emergence. In every case the duration of future liabilities to Honeywell will be reduced from 30 years prior to the Chapter 11 filing to a maximum of nine years.

Other important terms and conditions of the Proposed Transaction are included in a Plan Sponsor Agreement, entered into by the Company, the Plan Sponsors and the other parties thereto.

The Company expects to file a modified Plan of Reorganization reflecting the terms of the Plan Sponsor Agreement by January 22, and targets emergence from Chapter 11 by April 30, 2021, subject to receiving bankruptcy court approval and satisfaction of customary closing conditions. On January 8, 2021, the Company had filed documents seeking confirmation of a Plan of Reorganization consistent with the amended milestones under an agreement with its lenders and included in a Form 8-k filing with the Securities and Exchange Commission. Such documents would be amended and refiled to reflect the terms of the Plan Sponsor Agreement.

Additional Information

The Company expects to continue operating without interruption, including providing customers with the same high-quality products and services they expect and continuing partnerships with its valued suppliers in the ordinary course of business.

Morgan Stanley & Co. LLC and Perella Weinberg Partners are serving as financial advisors, Sullivan & Cromwell LLP and Quinn Emanuel Urquhart & Sullivan LLP are serving as legal advisors, and AlixPartners are serving as restructuring advisor to Garrett Motion.

Houlihan Lokey Inc. and Milbank LLP are serving as advisors to Centerbridge and Oaktree.

Court filings and other documents related to the Chapter 11 process are available at http://www.kccllc.net/garrettmotion or by calling the Company’s claims agent, KCC, at 866-812-2297 (U.S. toll-free) or +800 3742 6170 (international toll-free) or sending an email to Garrettinfo@kccllc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of fact, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements including without limitation our statements regarding the anticipated impact of the COVID-19 pandemic on our business, expectations regarding global automotive demand and execution of our strategy. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to those described in our annual report on Form 10-K for the year ended December 31, 2019, as updated by our quarterly report on Form 10-Q for the period ended September 30, 2020, as well as our other filings with the Securities and Exchange Commission, under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements.

About Garrett Motion Inc.

Garrett Motion is a differentiated technology leader, serving customers worldwide for more than 65 years with passenger vehicle, commercial vehicle, aftermarket replacement and performance enhancement solutions. Garrett’s cutting-edge technology enables vehicles to become safer, and more connected, efficient and environmentally friendly. Our portfolio of turbocharging, electric boosting and automotive software solutions empowers the transportation industry to redefine and further advance motion. For more information, please visit www.garrettmotion.com.

About Centerbridge Partners L.P.

Centerbridge Partners is a private investment management firm employing a flexible approach across investment disciplines – from private equity to credit and related strategies, and real estate – in an effort to find the most attractive opportunities for our investors and business partners. The firm was founded in 2005 and as of November 30, 2020 has approximately $28 billion in capital under management with offices in New York and London. Centerbridge is dedicated to partnering with world-class management teams across targeted industry sectors and geographies to help companies achieve their operating and financial objectives. For more information, please visit www.centerbridge.com.

About Oaktree Capital Management L.P.

Oaktree is a leader among global investment managers specializing in alternative investments, with $140 billion in assets under management as of September 30, 2020. The firm emphasizes an opportunistic, value-oriented approach. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in credit, private equity, real assets and listed equities. The firm has over 1,000 employees and offices in 19 cities worldwide. For additional information, please visit Oaktree’s website at http://www.oaktreecapital.com.

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Garrett Motion:

Michael Cimini

Garrett Motion Inc.

T: 973.216.3986

Michael.Cimini@garrettmotion.com

Jeff Zilka

Edelman

T: 847.421.0622

jeff.zilka@edelman.com

Centerbridge Partners:

Jeremy Fielding / Anntal Silver

jeremy.fielding@kekstcnc.com / anntal.silver@kekstcnc.com

Oaktree:

John Christiansen / David Millar

(415) 618-8750 / (914) 907-6431

mediainquiries@oaktreecapital.com

Source: Garrett Motion Inc.